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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statements (Form S-3 Nos. 33-39046, 33-47766 and 33-50145) pertaining to various notes of The Times Mirror Company and in the Registration Statements (Form S-8
Nos. 33-24080, 2-77412, 2-91347, 2-92163, 33-13423 and 33-51990) pertaining to certain employee benefit plans of The Times Mirror Company of our report dated February 3, 1994, with respect to the consolidated financial statements of Times Mirror Cable Television, Inc. included in the Form 8-K of The Times Mirror Company dated September 30, 1994.

                                          ERNST & YOUNG LLP

Los Angeles, California
November 7, 1994